Exhibit 24

STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY
				 APRIL 12, 2006

	Each of the entities
listed on SCHEDULE A attached hereto
(each a "Reporting Entity") and
each party listed on SCHEDULE B
attached hereto (each a "Reporting
Individual"; together with the
Reporting Entities, the "Reporting
Persons") hereby authorizes and
designates Prospect Management Co. II,
L.L.C. (the "Designated
Filer"), to prepare and file on behalf of such Reporting Person individually, or jointly together with other Reporting
Persons,
any and all reports, notices, communications and other documents
(including, but not limited to, reports on Schedule 13D, Schedule
13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange

Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the

Reporting Person's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned
(directly or
indirectly) by such Reporting Person (collectively, the "Reports").


	Each Reporting Person hereby further authorizes and designates James
B. Tananbaum (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of a Designated Filer or such Authorized
Signatory may be necessary or
incidental to the performance of the
foregoing powers herein
granted.

	The authority of the Designated
Filer and Authorized
Signatory under this document with respect to each Reporting
Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting
Person's
ownership of, or transactions in, securities, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting
Person's responsibilities to comply
with any United States federal or
state law or with any
regulations promulgated thereto.

SCHEDULE A


Prospect Venture Partners II, L.P.
Prospect Associates II, L.P.

Prospect Management Co. II, L.L.C.

SCHEDULE B

David Schnell,
M.D.
Alex Barkas, Ph.D.
Russell Hirsch, M.D.



	In Witness
Whereof, the undersigned have caused this Statement Appointing

Designated Filer and Authorized Signatory to be effective as of April 12,

2006.



Reporting Persons:

April 12, 2006

									/s/
David Schnell, M.D.
									-----------------------------

									David Schnell, M.D.

April 12, 2006

									/s/ Alex
Barkas, Ph.D.
									-----------------------------
									Alex
Barkas, Ph.D.

April 12, 2006

									/s/ Russell Hirsch, M.D.

									-----------------------------
									Russell Hirsch, M.D.



April 12, 2006

							    Prospect Venture Partners II, L.P.


							    By: Prospect Management Co. II, L.L.C.

							    Its
General Partner

							    /s/ James B. Tananbaum, M.D.

------------------------------------
							    James B. Tananbaum,
Managing Member

April 12, 2006

							    Prospect Associates
II, L.P.

							    By:  Prospect Management Co. II, L.L.C.


							    Its General Partner

							    /s/ James B. Tananbaum,
M.D.
							    ------------------------------------
							    James
B. Tananbaum, Managing Member

April 12, 2006

							    Prospect
Management Co. II, L.L.C.

							    /s/ James B. Tananbaum, M.D.

							    ------------------------------------
							    James B.
Tananbaum, Managing Member